Exhibit 99.1

SUPPLEMENT

CONSENT SOLICITATION STATEMENT

Solicitation of Consents relating to

the Waiver under and the Amendment of

the Indenture Governing its

4.75% Convertible Subordinated Notes due 2007

(CUSIP Nos. 589405 AB 5 and 589405 AA 7)

Subject to the terms and conditions set forth in the Consent Solicitation Statement dated April 21, 2006 (the “Consent Solicitation Statement”) and the related Letter of Consent (the “Letter of Consent”), each as amended by this Supplement (the “Supplement”), Mercury Interactive Corporation, a Delaware corporation (“Mercury”), is hereby soliciting the consent (such solicitation being referred to herein as the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of Mercury’s 4.75% Convertible Subordinated Notes due 2007 (CUSIP Nos. 589405 AB 5 and 589405 AA 7) (the “Notes”), issued and outstanding under the Indenture dated as of July 3, 2000 between Mercury, as issuer, and State Street Bank and Trust Company of California N.A., predecessor of U.S. Bank National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of October 26, 2005 between Mercury and the Trustee (collectively, the “Indenture”).

The purpose of the Consent Solicitation is to obtain a waiver (the “Waiver”) until the Stated Maturity of the Notes of any Default or Event of Default under the Indenture that has arisen or may arise as a result of a failure by Mercury to comply with Section 15.5 of the Indenture (the “Reporting Covenant”), which requires Mercury to file with the Trustee reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended, within 15 days after they are required to be filed with the Securities and Exchange Commission; provided that Mercury shall continue to comply with the requirements of Section 314 of the Trust Indenture Act of 1939 and the rules and regulations thereunder. By executing the Letter of Consent, the Holder consents to the Waiver.

If Mercury receives validly executed Letters of Consent from Holders of a majority of the aggregate principal amount of outstanding Notes on or prior to the Consent Date, and all of the conditions described in the Consent Solicitation Statement and the Letter of Consent are satisfied, the Waiver will be immediately effective and Mercury will, within 5 Business Days thereafter, enter into a supplement to the Indenture (the “Second Supplemental Indenture”) which shall require Mercury to repurchase the Notes for cash, at the option of the Holder thereof, on March 1, 2007 (the “Put Date”) at a repurchase price equal to 101.3% of the principal amount (the “Put Right”), together with accrued and unpaid interest, if any, to but excluding the Put Date. In addition, the Second Supplemental Indenture shall provide that the Redemption Price for any Notes redeemed pursuant to Article XI of the Indenture during the period from July 1, 2006 through March 5, 2007 shall be 101.3% of the principal amount, together with accrued and unpaid interest, if any, to the Redemption Date, and thereafter at the Redemption Price set forth in the Notes. By executing and delivering the Letter of Consent, the Holder consents to the Second Supplemental Indenture.

Mercury has entered into letter agreements with Holders of 50.3% of the aggregate principal amount of outstanding Notes pursuant to which such Holders have agreed to execute and deliver the Letter of Consent. In addition, Mercury has entered into letter agreements with holders of 53.1% of the aggregate principal amount of its outstanding Zero Coupon Senior Convertible Notes due 2008 (the “2008 Notes”) pursuant to which such holders have agreed to execute and deliver a letter of consent relating to the waiver of a default or event of default under Section 7.04 of the indenture governing the 2008 Notes dated April 29, 2003. The letter agreements expire on May 15, 2006.

In this Supplement, the term “Record Date” means 5:00 p.m., New York City time, on April 7, 2006, and the term “Holder” means each person shown on the records of the registrar for the Notes as a registered holder on the Record Date. Capitalized terms used in this Supplement that are not otherwise defined herein have the meanings given to them in the Consent Solicitation Statement, the related Letter of Consent and the Indenture.

The Tabulation Agent for the Consent Solicitation is:

MacKenzie Partners, Inc.

April 27, 2006